UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2023

Williams Industrial Services Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Ashford Center North, Suite 425

Atlanta, Georgia 30338

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 770-879-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	WLMS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2023, Damien A. Vassall notified Williams Industrial Services Group Inc. (the “Company”) of his intent to resign, effective June 30, 2023, as Vice President and Chief Financial Officer and any and all other positions at the Company and its subsidiaries. Mr. Vassall’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, or its financial reporting or financial statements.

In connection with his resignation, Mr. Vassall entered into a consulting services agreement, effective July 1, 2023, with the Company (the “Agreement”), pursuant to which Mr. Vassall agreed to provide consulting services to the Company in regard to the accounting and financial services related to closing and filing activities for the second quarter of 2023. Pursuant to the Agreement, the Company will pay Mr. Vassall an hourly rate of $230.77 for services provided. The Agreement will terminate on December 31, 2023 or such earlier date as the Agreement may be terminated pursuant to its terms. The Company expects to include the Agreement as an exhibit to a future periodic report, to be filed with the U.S. Securities and Exchange Commission. The foregoing description does not constitute a complete summary of the terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement.

Effective June 30, 2023, Randall R. Lay, Executive Vice President and Chief Operating Officer of the Company, was appointed Executive Vice President, Chief Financial Officer and Chief Operating Officer, and, in such role, will serve as the Company’s principal financial officer and principal accounting officer. Mr. Lay previously served as the Company’s Chief Financial Officer and principal financial and accounting officer from September 2019 until November 2021. There were no changes to Mr. Lay’s compensation arrangements with the Company as a result of his appointment. Mr. Lay’s biographical information and information regarding his compensation arrangements are included under “Item 10. Directors, Executive Officers and Corporate Governance – Information about our Executive Officers” and “Item 11. Executive Compensation,” respectively, in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on May 1, 2023 and incorporated herein by reference.

There is no arrangement or understanding between Mr. Lay or any other person pursuant to which he was appointed as an executive officer of the Company, and there are no family relationships between Mr. Lay and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Lay has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2023	Williams Industrial Services Group Inc.

	By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer, General Counsel & Secretary